Exhibit 21.1
                              List of Subsidiaries


                                                  Jurisdiction of Incorporation or
  Subsidiary                                      Organization                       Doing Business As
  Brookstone Homes, Inc.                          Delaware                           Brookstone Homes
  Buffington Holdings, Inc.                       Delaware                           Buffington Homes
       Buffington Homes, Inc                      Texas
       Buffington Homes, San Antonio, Inc         Texas
       Buffington Homes Central Texas, Ltd.       Texas
       Buffington Development, Inc.               Texas
       Elements, Inc.                             Texas                              Elements!

  Christopher Homes Custom                        Nevada                             Christopher Homes
    Home Division, Inc.

  Fortress-Florida, Inc.                          Delaware                           D.W. Hutson Construction
    d/b/a Fortress-Jax, Inc.                                                         (Fortress Homes and Communities
                                                                                     of Florida as of 1999)

  Fortress Galloway, Inc.                         Delaware                           Don Galloway Homes
    Don Galloway Homes, Inc.                      North Carolina
    Thornblade,LLC                                North Carolina
    Don Galloway Land, LLC                        North Carolina
    Don Galloway Homes of North Carolina, Inc.    North Carolina
    Don Galloway Homes of South Carolina, Inc.    South Carolina

  Fortress Mortgage, Inc.                         Delaware                           Fortress Mortgage

  Fortress Missouri-Construction, LLC             Delaware
    Whittaker Construction, Inc.                  Missouri                           Whittaker Homes

  Fortress Missouri-Lumber, LLC                   Delaware
    RRKTG Lumber, Inc.                            Missouri                           RRKTG Lumber

  Fortress Missouri-Title, LLC                    Delaware
    Lewis and Clark Title Company                 Missouri                           Lewis and Clark Title Company

  Fortress Oregon, LLC                            Delaware
    Quail Construction, Inc.                      Oregon                             Quail Construction
    Camden Crossing, LLC                          Oregon
    Quail Realty, LLC                             Oregon                             Quail Realty

  Fortress Pennsylvania, LLC                      Delaware                           Iacobucci Homes
  Fortress Tysons, LLC                            Delaware                           WestBrook Homes
  The Genesee Company                             Colorado                           The Genesee Company
  Genesee Venture Corp.                           Colorado
  Genesee Communities I, Inc                      Colorado
  Genesee Communities II, Inc                     Colorado
  Genesee Communities III, Inc                    Colorado

  Landmark Homes, Inc.                            North Carolina                     Landmark Homes

    Solaris Development Corporation               North Carolina                     Sunstar Homes

  Wilshire Homes, Inc.                            Texas                              Wilshire Homes
    Wilshire Homes San Antonio, Ltd.              Texas
    Cullen Avenue Partners, Ltd.                  Texas
    The Park at Los Indios, Ltd.                  Texas
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